Exhibit 99.2

NATIONAL PENN

BANKING | INSURANCE | INVESTMENTS | TRUST

October 2010
Scott V. Fainor
President &
Chief Executive Officer
Michael J. Hughes
Chief Financial Officer
Sandra L. Bodnyk
Chief Risk Officer
National Penn Bancshares, Inc.

$150mm Common Investment by Warburg Pincus

This release contains the non-GAAP measure of tangible book value, which excludes from total equity goodwill, intangible assets and preferred stock. Banking and financial institution regulators also exclude goodwill and intangible assets from shareholders’ equity when assessing the capital adequacy of a financial institution. Tangible book value
provides a method to assess the level of tangible net assets on a per share basis.   .
Non-GAAP Financial Measures
Safe Harbor Regarding Forward Looking Statements

This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of
1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “goal,”
“potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, rationales, objectives, expectations or consequences of proposed or announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions investors not to place undue reliance on these statements.
National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors.
Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, increased capital requirements mandated by National Penn’s regulators, National Penn’s ability to raise capital, variations in interest rates, continued deterioration in the credit quality of certain loans, the effect of credit risk exposure, declines in the value of National Penn’s assets, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate, competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s information technology. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31,
2009, as well as National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Summary of Investment Terms
● $150 million in common stock through the purchase of
 24.8 million shares at $6.05 per share
 – Represents an “at the market” price on a 30-day trailing average
 – No warrants or other equity enhancement securities
● Warburg Pincus sole investor
 – One Directorship provided to Warburg Pincus
 – Significant due diligence effort
 – Ownership of 16.4% of outstanding common stock
● Initial investment of $63.3 million (below 9.9%
 ownership); remaining $86.7 million subject to regulatory
 approval
 – Anticipate final closing in fourth quarter 2010

Investment Price Per Share		$6.05
Total Investment Amount ($mm)		$150.0

Price /	Basis	Multiple
Tangible Book Value	$4.98	121%
Pro Forma Tangible Book Value	$5.14	118%
Est. 2011 EPS[1]	$0.51	11.9x
Market Price (30 Day VWAP)[2]	$6.08	(0.5%)

Ownership[3]	16.4%

NATIONAL PENN

Transaction Summary
(1) Mean estimate as reported by First Call
(2) Volume weighted average stock price through September 30, 2010
(3) Common ownership based on 24.8 million shares issued and 126.1 million common shares outstanding as of June 30, 2010

Motivation For Transaction
● Accelerates ability to repay TARP
● Improves prospects to remove MOU
● Extensive third party diligence validates asset quality,
 strength of balance sheet and strategic prospects
● Confirms proactive approach to position National Penn
 as a regional leader
● The opportunity to raise capital “at the market” accretes
 tangible book value per share

June 30, 2010	Pro Forma for Christiana Bank & Trust Divestiture	Pro Forma for Christiana B&T Divestiture & for Warburg Investment	Pro Forma for Christiana B&T Divestiture & Warburg Investment & Potential TARP Repayment[1]	Median of Nat Penn's Proxy Peers
Tang. Comm. Equity / Tang. Assets	7.0%	7.2%	8.7%	8.9%	7.3%
Tier I Leverage Ratio	9.4%	9.8%	11.3%	9.8%	10.1%
Tier I Risk-Based Capital Ratio	13.6%	14.4%	16.8%	14.4%	13.1%
Total Risk-Based Capital Ratio	14.9%	15.7%	18.1%	15.7%	15.5%

NATIONAL PENN

Pro Forma NPBC Capital Ratios
(1) Does not assume repurchase of the 735,294 outstanding warrants, valued at approximately $1.0 million based on a binomial valuation

Value of Warburg Pincus Partnership
● Sophisticated global investor with growth and long term
 shareholder value creation focus
● Performed extensive due diligence, validating asset quality, capital and balance sheet strength, and strategic vision
 – Firms supporting Warburg’s diligence included: KPMG, Franklin Madison,
 Strategic Risk Advisors and Wachtell, Lipton, Rosen & Katz
● Appointed Director Michael Martin brings a wealth of
 experience from the financial services industry
 – Managing Director and Co-Head of Warburg Pincus’ Financial Services Group
 – Former Vice Chairman and Managing Director of UBS Investment Bank
 – Director of Sallie Mae, Primerica Inc., Aeolus Re, Ltd. and Cortview Capital

San Francisco
New York
Frankfurt
Shanghai

Webster

STERLING Financial Corporation

DIME.

THE BOWERY

kotak

TAC BANCSHARES

Mellon

ICICI Bank

NATIONAL PENN

HDFC BANK

Historic Bank Sector Investments
Warburg’s Global Franchise
São Paulo
London
Mumbai
Beijing
Hong Kong
Tokyo
About Warburg Pincus
Overview
● Leading global private equity
 firm with over $30 billion in
 assets under management
 – Currently investing Warburg
 Pincus Private Equity X L.P., a
 $15 billion fund
● Active portfolio of more than 110
 companies; approximately 600
 companies invested in, in over
 30 countries since founding in
 1966
● Deep expertise and success
 investing in bank sector